Final Transcript

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Conference Call Transcript

TGAL — Q3 2006 Tegal Corporation Earnings Conference Call

Event Date/Time: Feb. 09. 2006 / 2:00PM PT

CORPORATE PARTICIPANTS

   Bob Ferri
   Nagel and Ferri Investor Relations

   Tom Mika
   Tegal Corporation — President and CEO

   Christine Hergenrother
   Tegal Corporation — Vice President and CFO

CONFERENCE CALL PARTICIPANTS

   Steve Sullivan
   Horizon Financial Group — Analyst

   Al Shans
   MidSouth Capital — Analyst

   Dwight Nadeau
   Private Investor

PRESENTATION

Operator

Good day, ladies and gentlemen and welcome to the third quarter 2006 Tegal Corporation earnings conference call. My name is Nega and I will be your coordinator for today. At this time all participants are in a listen-only mode. We will be facilitating a question and answer session toward the end of today’s conference. [Operator Instruction]. As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the presentation over to your host for today’s conference Mr. Bob Ferri, on behalf of Tegal Investor Relations. Please proceed, sir.

Bob Ferri Nagel and Ferri Investor Relations

Thank you. Good afternoon and welcome to Tegal’s Investor Conference Call for the Third Quarter of Fiscal 2006, which ended December 31, 2005. This is Bob Ferri on behalf of Tegal Corporation Investor Relations.

A digital recording of this conference call will be made available one hour after the completion of the conference call and it will be accessible through midnight on Thursday, February 16, 2006. To access, investors should dial 888-286-8010 or 617-801-6888 and enter passcode 56224987. The conference call also will be available online via the Investor Section of the Company’s website at www.tegal.com. An online replay of the teleconference along with a copy of the Company’s earnings release will be available on the Company’s web site, as well.

Before we begin, it is my duty to review with you the important Safe Harbor Statement that should be taken into consideration when listening to comments that will be made on this call. Except for historical information, matters discussed on this call are forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including but not limited to industry conditions, economic conditions, acceptance of new technology, the growth of target markets, as well as other risks.

Actual operations and financial results may differ materially from Tegal’s expectations as a result of these factors or unanticipated events. Specifically, we refer you to the risks and uncertainties as set forth in the Company’s periodic filings with the Securities & Exchange Commission.

And now I would like to introduce Mr. Tom Mika, President and Chief Executive Officer of Tegal.

Tom Mika — Tegal Corporation — President and CEO

Thank you Bob. Good afternoon, everyone. And welcome to Tegal Corporation investor conference call for the third quarter fiscal of 2006. You may have noticed that trading in our stock was suspended for about an hour late in a day today. The reason is that someone outside the company hacked into the offline portion of our website and pulled our earnings release into the live portion of the site and then posted it onto the yahoo message board. Since I don’t read the yahoo message board, someone notified me that this happened, and I promptly notified the NASDAQ market watched desk immediately. Because of the uneven release of material information, the NASDAQ suggested halt the trading until we were able to release the normal business wire channel. It amazes me that some people appear to have the time and inclination to do such a thing.

With me today is Christine Hergenrother our Vice President and Chief Financial Officer. Christine will be begin by reviewing our financial performance for the quarter, after which I will provide some additional comments. As is our custom, we will then take questions from our audience. Christine?

Christine Hergenrother — Tegal Corporation — Vice President and CFO

Thank you Tom. Revenues for the fiscal third quarter were 6.2 million, an increase of 115% or 2.9 million for the same quarter last year fiscal third quarter of 2005 and a decrease of 2% from 6.4 million reported for the last quarter, the second quarter of fiscal 2006.

Tegal reported a net loss for the third quarter of 1.9 million or $0.02 per share compared to a net loss of 2.7 million or $0.06 per share for the same quarter one year ago. Sequentially, the Company’s net loss increased from the prior quarter loss of 2.7 million or $0.04 per share. Gross profit for the third quarter of the fiscal 2006 were 27% an increase from the 18% reported for the third quarter one year ago, but a decrease from the second quarter of fiscal 2006 of 38%. This decrease in gross margins is attributable to a higher than planned increase in the material costs on a critical etch system that we shipped during the quarter and a lower than planned gross margin in our field service operations.

Tom will be addressing these points, including our corrective action later in the call. Operating expenses for the third quarter fiscal 2006 were 2.9 million, a decrease from the 3.5 million reported one year ago and 5.4 million reported last quarter. However, operating expenses last quarter were much higher than normal because they included 2.5 million of certain non-recurring expenses related to lease termination and the tight financing. As well as some non-cash expenses related to warrants and stock grants, which vested during that quarter.

Operating losses for the current quarter were 1.2 million, compared to 2.9 million in both last quarter and third quarter of last fiscal year. Cash operating losses were 900,000 after consideration of 300,000 of non-cash depreciation and amortization expense. On a comparable pro forma basis, we were at cash breakeven last quarter.

R&D expenses came in at 1 million, a decrease of 600,000 compared to the prior fiscal year’s third quarter and a decrease of 200,000 from the previous quarter. Sales and marketing expenses were flat to the prior fiscal year’s third quarter and slightly lower than last quarter coming in at 700,000.

G&A expenses were 1.1 million compared to 1.2 million the same quarter last fiscal year and 3.4 million last quarter. Consolidated net loss for the quarter was 1.9 million, included in the net loss below the operating income line is other income expense net, consists primarily of a non-cash warrant valuation in the amount of 800,000 for the warrants issued in the 2005 pipe financing, offset by interest income on outstanding cash balances and gains and losses on foreign exchange transactions.

If you recall we had income in the prior quarter related to the warrant valuation. There will not be income or expense in any future quarter related to these warrants.

Cash and equivalents at the end of the third quarter fiscal 2006 were 15.1 million compared to 18.2 million in the second quarter. 2 million of our cash balance is used to finance growth in our system sales. Accounts receivable increased by 700,000 to 6 million and inventories increased by 1.3 million. 4.8 million or 80% of our accounts receivable balance is current and expected to be received by the fiscal year-end, March 31, 2006.

Borrowings were negligible at 31,000 down from 46,000 in the prior quarter. Accounts payable increased by 400,000 to 3.5 million.

Total shares outstanding as of February 9, 2006 are 83,973,854. As of today, the Company’s reported systems backlog is 10.1 million, and Tegal’s book-to-bill ratio was 2.9 to 1 for the quarter.

Now, I’ll turn the call back to Tom.

Tom Mika — Tegal Corporation — President and CEO

Thanks, Christine.

The turnaround of Tegal’s proceeding and for the most part we are pleased with our progress towards the goals that we set for the current fiscal year. As in any turnaround, some metrics are achieved more quickly than others, but overall the new management team, here at Tegal, is advancing toward becoming the sustainably profitable technology company with significant growth opportunities.

As we review our Q3 results, let’s just revisit the three goals we set for the current fiscal year. First, achieving cash breakeven in this fiscal year. We achieved it in Q2 but not in Q3 in part because of our decision to make an additional investment in resources and a very important customer for whom we expect a substantial ROI.

As is the case in any turnaround, our outlook continues to be susceptible to peaks and valleys on a sequential basis. Overall, though a combination of revenue, generation, and operation deficiencies are focused exclusively on putting this company on a path towards sustainable profitability.

I’ll describe the customer investing in facilities move in more detail in a minute or so, but let me reiterate something. Brad Mattson and I mean it, when we see that losses are not acceptable. There will be peaks and valleys, especially this early in the turnaround, but we’re not prepared to allow many valleys. And we’re now enacting the bulk of our measure to enable sustainable profitability, more on this later. Second goal, achieving a significant increase in our revenues in this fiscal year. We’re making good progress on the revenue side of the business with solid increases over last year. We are committed to significant revenue growth going forward, so hereto, we can reasonably expect peaks and valleys associated with single system sales during any given quarter.

And third goal, changing our business model in this fiscal year into one that can enable Tegal to become a profitable growing technology company. This change effectively a migration from an emphasis on manufacturing to an emphasis on IP is on track. We are adopting a business model that can enable the kind of higher gross margins, lower operating expenses, and sustainable profitability. Reviewing Q3 more specifically, during the quarter, we made a substantial investment and supporting a key customer.

Both in lower than planned system gross margins and higher than planned costs associated with serving that customer. These are the two issues that cause our overall corporate gross margins to be about 27%, which is both lower than planned and lower than our target gross margins. The lower gross margins translated directly to a cash operating loss during the quarter of about $900,000.

But because we did not achieve cash breakeven in this particular quarter, something we told shareholders that we were going to achieve during this fiscal year, I want to focus my comments in this call and what we intend to do about it going forward. We’re making good progress on the revenue side with solid increases last year. And we hope to sustain and grow revenues going forward as I mentioned.

During the quarter, our substantial investment was in supporting a key customer. This customer represented a large portion of our overall system sales and accounted for the majority of tools that we shipped over the past couple of quarters. A large portion of the company’s attention and resources have been committed to satisfying the needs of this customer, not only because of the revenue, but also because it represents a key tier one production reference site.

The application area, the etching of exotic new materials, is one in which Tegal has unique capabilities, applicable to manufacturers and similar devices around the world. And it is one of the fastest-growth markets in semiconductors, chips and modules for wireless devices.

One-third of the gross margin shortfall of this quarter resulted from higher than planned increases in materials costs for the advanced etch system that we shipped to this customer. It had been a few years, since we actually build a 65/40 system. We have shipped several re-certified tools over the years, but these have entirely different margin structures.

Although, we anticipated some material cost increases, our anticipation fell short of reality. The combination of price increases and vendor pay backs for our slow paying days in the early 2000s, drove actual material cost up by over 20% and fully burdened cost by 30%. These costs are pretty well baked into the second system that we will ship this quarter to the same customer. However, we should be able to recover some ground on the third and fourth systems that we expect to ship next fiscal year.

Two-thirds of the gross margin shortfall this quarter resulted from continuing low margins in our spares and service operation. Just two years ago this business, which has declined in revenue terms over the past several years, was still contributing healthy gross margins to our overall results. Within the past two years, however, loss of major service contracts associated with the failure of the couple of North American customers and the movement of entire fabs from US to China has eroded our margins substantially.

Although, fixing this business has been on our radar screen for several quarters, we put any changes on hold in order service this important customer in both Europe and in Asia. This customer requires support for the installation in Europe of eight systems, on-site process qualification, 12 process chambers, installation of a new system in Asia, and certification of Customer Engineers for tool maintenance and process support.

We are now moving forward with the re-engineering of our spares and service business with the goal of improving margins through a combination of price increases and expense reduction system wide. By April 1st, we will be increasing our prices for spare parts and billable service, reducing headcount, consolidating some more offices, and rationalizing our parts procurement and billing procedures.

Our manufacturing operations, especially our facilities cost, have dogged our margins and held us back strategically for some time as both Brad Mattson and I have explained in previous conference calls. I’m pleased to announce today that we’ve given notice to our landlord of our intention to terminate our lease and vacate the Petaluma facility by July 31st.

At the same time, we have located and signed a lease on a very suitable facility on Daggett Drive in San Jose, California to house our demo labs, engineering process development, and executive staff. It will be our corporate headquarters. We are in the process of looking for a suitable space in the Petaluma area for our manufacturing operations and for our general and administrative functions.

With this move, we expect to be able to reduce our growth square footage roughly by 50% from a current 60,000 square feet to 30,000 square feet and to reduce our US facilities expense by almost $1 million a year. This promise is to have a substantial effect on our gross margins, resulting in a reduction of our purchasing and manufacturing overhead burden by almost 50%.

Although, we have made good progress with reducing our operating expenses by $600,000 compared to last quarter, the same quarter of last year. We have not yet done enough to achieve our goal being cash breakeven. As a result, we are implementing immediately an expense reduction program affecting every operating department in the company except sales and marketing.

Our headcount during the December quarter averaged approximately 100, including both permanent and temporary employees. Currently, our headcount is 95. We will be seeking to cut an additional 15 full-time equivalents over the next two quarters. In combination with the savings that we will realize from the move, our goal is to reduce our quarterly expense levels in all departments affected by 250,000 per quarter by the end of Q1, which ends June 30th, 2006 and an additional 250,000 per quarter by the end of Q2, the quarter which ends September 30th, 2006 for an annualized savings of $2 million.

Brad Mattson and I, our management team, and our Board of Directors all want our company to be profitable. This is our over arching goal and is the only one that allows us to be in control of our own destiny.

I will now turn the call over to our listeners for any questions you may have.

QUESTION AND ANSWER

Operator

   [OPERATOR INSTRUCTIONS]

Your first question comes from the line of Steve Sullivan of Horizon Financial Group. Please proceed.

Steve Sullivan — Horizon Financial Group — Analyst

Yes, Tom, I am just a little unclear. So you’re basically going to bring your square footage down by half. When do you expect to save a million per year on an annualized basis?

Tom Mika — Tegal Corporation — President and CEO

We believe that will come in over the next — some — a little bit in this quarter, most of it in the subsequent two quarters. So that by the time we enter our third quarter of our fiscal year, which begins — October, we will be realizing those savings.

Steve Sullivan — Horizon Financial Group — Analyst

Okay. And the savings on the headcounts, did you say $2 million per year or when?

Tom Mika — Tegal Corporation — President and CEO

Headcount and expense reductions that are related to headcount are about $1 million. And then we get another $1 million dollars out of the facilities move...

Steve Sullivan — Horizon Financial Group — Analyst

What will be...

Tom Mika — Tegal Corporation — President and CEO

...for a total of 2 million.

Steve Sullivan — Horizon Financial Group — Analyst

2 million? So basically a total of 3 million?

Tom Mika — Tegal Corporation — President and CEO

No, the total is 2 million.

Steve Sullivan — Horizon Financial Group — Analyst

No. I am — okay. I got you. 2 million. When — can you give me a sense of what the operating expenses will be looking like in the next six months or can you just give me a sense where we are at six or months ago — months ahead?

Tom Mika — Tegal Corporation — President and CEO

Yes. Department operating expenses for this quarter, for example, were approximately $3 million. Right?

Steve Sullivan — Horizon Financial Group — Analyst

Okay.

Tom Mika — Tegal Corporation — President and CEO

So we believe that number will be 2.5 million by the time we enter the third quarter.

Steve Sullivan — Horizon Financial Group — Analyst

How low do you want to take operating expenses on a constant basis?

Tom Mika — Tegal Corporation — President and CEO

What we’ve said before is that we want to be cash breakeven at about a $20 million to $25 million revenue run rate. And assuming that we can affect our margin structure by putting these changes into place, we should be there in that quarter and potentially depending on how revenues are in some of the quarters between now and then.

Steve Sullivan — Horizon Financial Group — Analyst

Okay. Next question in spares and parts. Making some changes there, what kind of margin improvement do you think there is achievable over a period of time?

Tom Mika — Tegal Corporation — President and CEO

I think there are significant margin improvements available there. On a combined basis, both spare parts and service, we use to achieve margins in the range of 35% to 40%. And I think that those are achievable once again, once we get our pricing in line and we get our procurement policies in line.

Steve Sullivan — Horizon Financial Group — Analyst

And you’re implementing the price increases — sorry, you said April 1st?

Tom Mika — Tegal Corporation — President and CEO

Yes. By the time April 1st rolls in, we will have made those pricing adjustments.

Steve Sullivan — Horizon Financial Group — Analyst

Last question. I am sorry.

Tom Mika — Tegal Corporation — President and CEO

I am sorry.

Steve Sullivan — Horizon Financial Group — Analyst

What is backlog six months ago and three months ago?

Tom Mika — Tegal Corporation — President and CEO

Backlog three months ago when we reported I believe was about 10 million of backlog.

Christine Hergenrother — Tegal Corporation — Vice President and CFO

10.4 million last quarter.

Tom Mika — Tegal Corporation — President and CEO

Last quarter.

Christine Hergenrother — Tegal Corporation — Vice President and CFO

And a 10.1 million now.

Tom Mika — Tegal Corporation — President and CEO

And it was substantially lower the prior quarter. I think it was in the area of just a couple of million dollars.

Steve Sullivan — Horizon Financial Group — Analyst

Okay. And I am sorry, very last question. What safeguards are you putting in place during this move that there won’t be any dislocations as far as the flow of systems flow — operating issues that come about in a move like this?

Tom Mika — Tegal Corporation — President and CEO

Well, that’s what good planning is about. And we’ve got someone engaged in that on a full-time basis to help identify those milestones and to have the least disruption possible. I’d just remind you that we have some experience with this. We — about four-five months ago, we consolidated the Sputtered Films operation from San Jose into this operation in Petaluma. And the move went fairly seamlessly.

Steve Sullivan — Horizon Financial Group — Analyst

Okay. Thank you and good luck.

Tom Mika — Tegal Corporation — President and CEO

I meant Santa Barbara. Sorry.

Steve Sullivan — Horizon Financial Group — Analyst

Yes. I know. Thank you and good luck

Tom Mika — Tegal Corporation — President and CEO

Thank you.

Operator

Your next question comes from the line of our Al Shans of MidSouth Capital. Please proceed.

Al Shans — MidSouth Capital — Analyst

Yes. Gentlemen, good afternoon. Tom, could you spend a few minutes and just talk about — just industry wide what the supply demand patterns look like for the specific tools that we manufacture?

Tom Mika — Tegal Corporation — President and CEO

Well, overall, it looks like the industry is flat to up somewhat. And I was talking to Brad Mattson the other day, I think that Semi and others expect that the balance of 2006 will be kind of flat with some steady increase since next year. As far as our equipment is concerned, we’re — as we described in conference calls before — Tegal has been very good at selecting pretty small niche markets.

And we’ve executed well in those niche markets, but the growths of those are pretty unpredictable. What I can say is that virtually all of what we’re doing these days has to do with wireless components. Either modules or chips that are going into cell phones and other types of wireless devices. And as I mentioned in the call earlier, that’s a very high growth rate area.

Al Shans — MidSouth Capital — Analyst

Right.

Tom Mika — Tegal Corporation — President and CEO

On the edge side, we have had this important customer that I mentioned, has an integrated passive and active device, which is really a revolutionary device. I think we said something about it in one of our press releases earlier this year. And they’re satisfying a particular wireless customer at the moment and expect to offer this device to other customers this year.

So, I think we were focused really on a good customer in terms of their projected growth and our growth along with them. The same is true on the deposition side. In deposition, we are focused, primarily, in backside metallization, which call back side metallization on thin wafers, which are used in various kinds of power devices and on packaging for things like under bump applications and multichip modules, which are also is also a growth market.

Al Shans — MidSouth Capital — Analyst

Did you foresee a need to do financing in the near future?

Tom Mika — Tegal Corporation — President and CEO

No. We do not.

Al Shans — MidSouth Capital — Analyst

Okay. Well, good luck. And thank you for your strong efforts there. Thank you.

Operator

   [Operator Instructions]

Your next question comes from the line of Dwight Nadeau, Private Investor. Please proceed. Dwight, your line is open. Can you unmute or pick up your handset?

Dwight Nadeau Private Investor

Hello.

Operator

Dwight, your line is open.

Dwight Nadeau Private Investor

Yes. Can you hear me?

Tom Mika — Tegal Corporation — President and CEO

Yes. We can. Go ahead and ask your question.

Dwight Nadeau Private Investor

Hi. I was wondering the outlook or any plans, what you think — what’s going to happen here, with in meeting the listing requirements for NASDAQ.

Tom Mika — Tegal Corporation — President and CEO

I fully expect to receive a letter from the NASDAQ next week, which will notify us that our initial 180 day period to come into compliance has expired. We have — we meet the criteria for automatically getting another 180 day grace period in which we have to meet the listing for the bid price requirement.

Dwight Nadeau Private Investor

Okay. That’s what I was wondering.

Tom Mika — Tegal Corporation — President and CEO

Yes. We got another six months. So we’re looking at August. And I’m hoping that all you investors out there will — based on the good news that we have this quarter and in coming quarters will push us above $1, which is absolutely where we deserve to be.

Dwight Nadeau Private Investor

Great. Thank you.

Operator

   [Operator instructions]

At this time, gentlemen, I’m showing no further questions. I’d like to hand the call over to Mr. Ferri for closing remarks.

Bob Ferri Nagel and Ferri Investor Relations

Thank you. Once again, a digital recording of this conference call will be made available one hour after the completion of the conference call and it will be accessible through midnight on Thursday, February 16, 2006. To access, investors should dial 888-286-8010 or 617-801-6888 and enter passcode 562-249-87. This concludes today’s conference call. Thank you for joining us today.

Operator

Once again, ladies and gentlemen. We thank you for your participation in today's conference. This concludes today's presentation. You may now disconnect. Have a great day.

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